EXHIBIT 10.3

Translated from the original Mandarin

Party A (Landlord)  Zhou Dan
Party B (Tenant)   SinoHub SCM Shanghai, Ltd.

Based on the laws and regulations of the People’s Republic of China, Party A and Party B agree on the following terms:
1.	Leasing property, area, using purpose
a)	Leasing property: 3/F, No 769, Yun Qiao Road, Jinqiao Export Processing Zone, Putong, Shanghai. The area is 1122.63m2
b)	This property shall be used as both a warehouse and an office. Party B shall notice Party A to change the using purpose and finish relevant procedures.
c)	Party B shall take the management for the whole property
2.	Leasing period
a)	From 2006-3-23 to 2011-3-22
b)	From 2006-3-23 to 2006-4-22, no rent charged for this decoration month.
c)	Party B shall negotiate with Party A about renewing this lease 90 days before the Agreement expire date.
3.	Leasing items
a)	Two days after this Agreement goes into effect, Party A shall handover leasing items to Party B, Party B agrees to lease the property based on the current situation of leasing items.
4.	Rent
a)	Deposit shall be 2 months’ rent, RMB51,219
b)	For the first 3 years, the rent shall be RMB0.75/m2/day. After the first 3 years, the rent shall be RMB0.79/m2/day, the change date shall be 2009-3-23
c)	Management fee and agency fee: Party A shall take all management fee and agency fee.
d)	Party B shall apply for electricity and pay for all expenses.
5.	Payment terms
a)	Party B shall pay 3 months’ rent in advance, with 2 months’ rent as deposit
b)
After signing the Agreement, Party B shall pay Party A the deposit of RMB51,219, and the first 3 months’ rent of RMB76829. The total amount paid at signing shall be RMB128048. Party A shall return the deposit to Party B within 5 days after the termination of tenancy.

6.	Leasing items transfer
a)
Leasing items transfer shall not affect Party B. Party B has priority to purchase leasing items. If Party B cannot use the property because of leasing items transfer, Party A shall pay for any loss according to 13. (d)

7.	Facilities using, maintenance and repair
a)	Party B shall be in charge of facilities maintenance and repair, Party A has the right to inspect facilities condition.
b)	Party B shall take actions to prevent from any kinds of error or danger.
c)	Party B shall be responsible for any damage caused to leasing items.
8.	Fire protection
a)	Party B shall be in compliance with The Fire Protection Regulation of The People's Republic of China, otherwise Party B shall be responsible for all loss

b)	Fire extinguisher shall be allocated to the property
c)	Hot Work Permit shall be gotten from fire control department before electric welding, gas welding
d)	Party A has the right to inspect fire protection system at the property during normal working hours
9.	Insurance
a)	Party A shall buy insurances for leasing items, and Party B shall buy insurances for its own property (liability insurance included).
10.	Property management
a)	After the tenancy termination, Party B shall clean the property, otherwise Party B shall pay for the expenses to clean the property.
b)	Any activity shall be in comply with laws and regulations of China. Otherwise Party B shall be responsible for all loss.
11.	Decoration terms
a)	Any decoration plan shall be approved by Party A and shall not affect the neighbor’s activity.
b)	If the decoration requires changing the building structure, approval shall be get from the construction company.
12.	Property sublet
a)	Party B shall not sublet the property to a third party
13.	Early termination of Tenancy
a)	If Party B delays the rent for 15 days, Party A has the right to stop providing facilities, and Party B shall be responsible for all loss
b)	If Party B delays the rent for 30 days, Party A has the right to terminate this Agreement, and Party A has the right of lien on Party A’s property.
c)	Party B shall not terminate this Agreement without the approval of Party A. Party B shall notice Party A 90 days in advance and fulfill the following procedures to make an early termination:
i.	Return leasing items to Party A
ii.	Pay off all expenses
iii.	Make compensation of 3 month’ rent to Party A
Party A shall return the deposit to Party B within 5 days after Party B finishes the above procedures
d)	Party A shall not terminate this Agreement without the approval of Party B. Party A shall notice Party B 90 days in advance and fulfill the following procedures to make an early termination:
i.	Return left rent to Party B
ii.	Return deposit to Party B
iii.	Make an compensation of 3 month’ rent to Party B
Party B agrees to move out of the property 15 days after Party A finish above procedures.
14.	Exceptions clause
a)	If this Agreement cannot be further implemented due to government reason or force majeure, see 14 (b)

b)
If either Party cannot implement this Agreement due to natural disaster, war or other unforeseeable events, this Party shall notice the other Party with written official proof, and this Party is not responsible for any loss

15.	Termination of this Agreement
a)
Party B shall move out of the property after the termination of this Agreement, otherwise Party B shall pay double rent to Party A. Party A has the right to decline a double rent and clean off the property without approval of Party B.

16.	Advertising
a)	If Party B wants to set up advertising board at the property, Party B shall finish all necessary procedures required by government
b)	If Party B wants to set up advertising board around the property, Party B shall get written approval from Party A and abide by government regulations.
17.	Taxes and dues
a)	Expenses caused by this Agreement shall be taken by both Parties; Party A shall be responsible for handling all the procedures.
18.	Notice
a)
Any notice in concern with this Agreement shall be in writing and shall be delivered by registered mail. Notice letters shall be deemed as properly received 10 days after delivery to the agreed address.

19.	Applicable law
a)	Controversy shall be handled by arbitration commission of Shanghai
b)	This Agreement applies to the laws and regulations of PRC
20.	Miscellaneous clause
a)	Parties hereto may revise or supplement through negotiation matters not mentioned herein.
b)	This Agreement is made in octuplicate and each Party holds 4 copies.
21.	Validity of treaty
a)	This Agreement goes into effect right after both Parties sign and chop on the Agreement.

Party A	Party B